Exhibit 99.1
News Release

Boeing Corporate Offices 100 North Riverside Plaza Chicago, IL 60606-1596 www.boeing.com
Boeing Reports Record 2017 Results and Provides 2018 Guidance
Fourth-Quarter 2017

▪	Record operating earnings of $3.0 billion with operating cash flow of $2.9 billion on strong performance

▪	GAAP EPS of $5.18 and core EPS (non-GAAP)* of $4.80 on strong deliveries, performance and tax reform
Full-Year 2017

▪	Record operating cash flow of $13.3 billion; repurchased 46.1 million shares for $9.2 billion

▪	Revenue of $93.4 billion reflecting a record 763 commercial deliveries

▪	Backlog remains robust at $488 billion, including a record 5,864 commercial aircraft

▪	Cash and marketable securities of $10.0 billion provide strong liquidity
Outlook for 2018

▪	Operating cash flow expected to increase to approximately $15.0 billion

▪	Revenue guidance of between $96.0 and $98.0 billion reflects commercial deliveries of between 810 and 815

▪	2018 GAAP EPS of between $15.90 and $16.10; core EPS (non-GAAP)* of between $13.80 and $14.00

Table 1. Summary Financial Results	Fourth Quarter				Full Year
(Dollars in Millions, except per share data)	2017	2016	Change		2017	2016	Change

Revenues	$25,368	$23,286	9%		$93,392	$94,571	(1)%

GAAP
Earnings From Operations	$3,030	$2,183	39%		$10,278	$5,834	76%
Operating Margin	11.9%	9.4%	2.5	Pts	11.0%	6.2%	4.8	Pts
Net Earnings	$3,132	$1,631	92%		$8,197	$4,895	67%
Earnings Per Share	$5.18	$2.59	100%		$13.43	$7.61	76%
Operating Cash Flow	$2,904	$2,832	3%		$13,344	$10,499	27%
Non-GAAP*
Core Operating Earnings	$2,676	$2,064	30%		$8,970	$5,464	64%
Core Operating Margin	10.5%	8.9%	1.6	Pts	9.6%	5.8%	3.8	Pts
Core Earnings Per Share	$4.80	$2.47	94%		$12.04	$7.24	66%
* Non-GAAP measures. Complete definitions of Boeing’s non-GAAP measures are on page 7, “Non-GAAP Measures Disclosures.”
CHICAGO, January 31, 2018 – The Boeing Company [NYSE: BA] reported fourth-quarter revenue of $25.4 billion with GAAP earnings per share of $5.18 and core earnings per share (non-GAAP)* of $4.80 reflecting record deliveries and strong performance, as well as favorable tax reform of $1.74 per share (Table 1).
Revenue was $93.4 billion for the full year reflecting deliveries mix with GAAP earnings per share of $13.43 and core earnings per share (non-GAAP)* of $12.04 reflecting strong execution and favorable tax reform.

“Across Boeing our teams delivered a record year of financial and operational performance as they focused on disciplined execution of production and development programs, growing services, and delivering value to customers,” said Boeing Chairman, President and Chief Executive Officer Dennis Muilenburg. “That performance enables increased investments in our people and our business, and greater cash return to shareholders.”
"In 2017 we delivered the first 737 MAX airplanes, launched the 737 MAX 10 and completed the 787-10 first flight, all while delivering more commercial airplanes than ever before. We flew the first KC-46 Tanker to be delivered to the U.S. Air Force, were awarded an initial contract for the Ground Based Strategic Deterrent program, and a contract to provide 36 F-15 fighters to Qatar. We launched Boeing Global Services during the year, to deliver greater lifecycle value, and achieved growth that outpaced the market."
“We actively positioned for future markets and growth by developing new products and services, investing to build vertical capabilities, launching the HorizonX innovation organization and bringing in new capabilities, including the acquisition of Aurora Flight Sciences. Looking forward, our team remains focused on winning through innovation, driving growth and productivity and extending our position as the world's leading aerospace company – delivering the best value to our customers, our employees and our shareholders."

Table 2. Cash Flow	Fourth Quarter		Full Year
(Millions)	2017	2016	2017	2016
Operating Cash Flow	$2,904	$2,832	$13,344	$10,499
Less Additions to Property, Plant & Equipment	($435)	($599)	($1,739)	($2,613)
Free Cash Flow*	$2,469	$2,233	$11,605	$7,886
* Non-GAAP measures. Complete definitions of Boeing’s non-GAAP measures are on page 7, “Non-GAAP Measures Disclosures.”
Operating cash flow in the quarter of $2.9 billion was driven by strong operating performance (Table 2). During the quarter, the company repurchased 6.7 million shares for $1.7 billion and paid $0.8 billion in dividends. For the full year, the company repurchased 46.1 million shares for $9.2 billion and paid $3.4 billion in dividends. Based on strong cash generation and confidence in the company's outlook, the board of directors in December increased the quarterly dividend per share by 20 percent and replaced the existing share repurchase program with a new $18 billion authorization. Share repurchases under the new authorization are expected to be made over the next 24 to 30 months.

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q4 17	Q3 17
Cash	$8.8	$8.6
Marketable Securities[1]	$1.2	$1.4
Total	$10.0	$10.0
Debt Balances:
The Boeing Company, net of intercompany loans to BCC	$8.6	$7.8
Boeing Capital, including intercompany loans	$2.5	$3.0
Total Consolidated Debt	$11.1	$10.8
1 Marketable securities consists primarily of time deposits due within one year classified as "short-term investments."
Cash and investments in marketable securities totaled $10.0 billion, unchanged from the beginning of the quarter (Table 3). Debt was $11.1 billion compared to $10.8 billion at the beginning of the quarter.
Total company backlog at quarter-end was $488 billion, up from $474 billion at the beginning of the quarter, and included net orders for the quarter of $40 billion.
Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Fourth Quarter				Full Year
(Dollars in Millions)	2017	2016	Change		2017	2016	Change

Commercial Airplanes Deliveries	209	185	13%		763	748	2%

Revenues[1]	$15,466	$14,382	8%		$56,729	$58,012	(2)%
Earnings from Operations[1]	$1,784	$1,191	50%		$5,432	$1,995	172%
Operating Margin[1]	11.5%	8.3%	3.2	Pts	9.6%	3.4%	6.2	Pts
1 Prior year results have been adjusted to reflect the realignment of the services business.
Commercial Airplanes fourth-quarter revenue increased to $15.5 billion on higher planned delivery volume and mix (Table 4). Fourth-quarter operating margin increased to 11.5 percent, reflecting strong execution.
During the quarter, Commercial Airplanes delivered a record 209 airplanes and the 787 program rolled out the first 787-10 airplane expected to deliver to launch customer Singapore Airlines. The 737 program delivered 44 MAX airplanes during the quarter and has captured over 4,300 orders since launch for the 737 MAX, including a recent order from flydubai for 175 airplanes. Development on the 777X is on track as production began on the first 777X flight test airplane this quarter.
Commercial Airplanes booked 414 net orders during the quarter. Backlog remains robust with over 5,800 airplanes valued at $421 billion.

Defense, Space & Security

Table 5. Defense, Space & Security	Fourth Quarter				Full Year
(Dollars in Millions)	2017	2016	Change		2017	2016	Change

Revenues[1]	$5,537	$5,282	5%		$21,057	$22,563	(7)%
Earnings from Operations[1]	$553	$523	6%		$2,223	$1,966	13%
Operating Margin[1]	10.0%	9.9%	0.1	Pts	10.6%	8.7%	1.9	Pts
1 Prior year results have been adjusted to reflect the realignment of the services business.
Defense, Space & Security fourth-quarter revenue increased to $5.5 billion primarily on higher weapons deliveries, and fourth-quarter operating margin was 10.0 percent (Table 5).
During the quarter, Defense, Space & Security signed a contract with the U.S. Air Force to provide 36 advanced F-15 fighter aircraft to Qatar. The KC-46 Tanker program received a contract to provide the first international KC-46 Tanker to Japan and received FAA certification for the 767-2C aircraft, verifying that the fundamental design of the KC-46 Tanker is safe and reliable. Additionally, we continued to make progress on the Commercial Crew program as we successfully completed Design Certification Review, which is a requirement prior to docking with the International Space Station.
Backlog at Defense, Space & Security was $50 billion, of which 40 percent represents orders from international customers.
Global Services

Table 6. Global Services	Fourth Quarter			Full Year
(Dollars in Millions)	2017	2016	Change	2017	2016	Change

Revenues	$4,001	$3,417	17%	$14,639	$13,925	5%
Earnings from Operations	$617	$568	9%	$2,256	$2,177	4%
Operating Margin	15.4%	16.6%	(1.2) Pts	15.4%	15.6%	(0.2) Pts
Global Services fourth-quarter revenue increased to $4.0 billion, reflecting growth across our portfolio (Table 6). Fourth-quarter operating margin was 15.4 percent reflecting commercial parts mix.
During the quarter, Global Services was awarded a contract for F-15 Qatar Sustainment, signed an agreement with All Nippon for the 787 landing gear exchange program, and India selected BGS for P-8I Poseidon training. Global Services began flight testing on the first 737-800 Boeing Converted Freighter and received an order from GECAS for seven conversions. We continued to expand our digital solutions as a key enabler for growth, with our portfolio reaching around $1 billion of annual revenue in the quarter.

Additional Financial Information

Table 7. Additional Financial Information	Fourth Quarter		Full Year
(Dollars in Millions)	2017	2016	2017	2016
Revenues
Boeing Capital	$73	$87	$307	$298
Unallocated items, eliminations and other	$291	$118	$660	($227)
Earnings from Operations
Boeing Capital	$27	$23	$114	$59
Unallocated pension/postretirement	$354	$119	$1,308	$370
Other unallocated items and eliminations	($305)	($241)	($1,055)	($733)
Other income/(loss), net	$35	($1)	$129	$40
Interest and debt expense	($93)	($79)	($360)	($306)
Effective tax rate	(5.4)%	22.4%	18.4%	12.1%
At quarter-end, Boeing Capital's net portfolio balance was $3.0 billion. Total pension expense for the fourth quarter was $105 million, down from $434 million in the same period of the prior year. Revenue in other unallocated items and eliminations increased primarily due to timing of eliminations of intercompany aircraft deliveries, including those accounted for under operating lease. Earnings attributed to other unallocated items and eliminations decreased primarily due to higher deferred compensation. The effective tax rate for the fourth quarter reflects the Tax Cuts and Jobs Act enacted into law in December 2017, which reduced income tax expense by $1,051 million and increased fourth-quarter earnings per share by $1.74, primarily due to the remeasurement of our net U.S. deferred tax liabilities to reflect the reduction in the federal tax rate from 35% to 21%.

Outlook
The Company is adopting two new accounting standards, as previously planned, in the first quarter of 2018, the revenue recognition standard (ASC 606) and the pension and postretirement accounting changes (ASC 715). Additional exhibits are included on pages 15-18 with restated 2017 and 2016 results adjusted for the adoption of ASC 606 and ASC 715. The Company has provided this comparable information in the exhibits and below to help investors understand the 2018 financial outlook (Table 8).

Table 8. 2018 Financial Outlook		Restated
(Dollars in Billions, except per share data)	2018	2017 Results

The Boeing Company
Revenue	$96.0 - 98.0	$94.0

GAAP Earnings Per Share	$15.90 - 16.10	$13.85
Core Earnings Per Share*	$13.80 - 14.00	$12.33

Operating Cash Flow	~$15.0	$13.3

Commercial Airplanes
Deliveries	810 - 815	763
Revenue	$59.5 - 60.5	$58.0
Operating Margin	>11.0%	9.4%

Defense, Space & Security
Revenue	$21.5 - 22.5	$20.6
Operating Margin	~11.0%	10.7%

Global Services
Revenue	$15.0 - 15.5	$14.6
Operating Margin	~15.5%	15.4%

Boeing Capital
Portfolio Size	Stable	$3.0
Revenue	~$0.2	$0.3
Pre-Tax Earnings	~$0.05	$0.1

Research & Development	~$3.7	$3.2
Capital Expenditures	~$2.2	$1.7
Pension Expense [1]	~$0.1	$0.4
Effective Tax Rate	~16.0%	16.3%
1 Approximately $1.4 billion of pension expense is expected to be allocated to the business segments
* Non-GAAP measures. Complete definitions of Boeing’s non-GAAP measures are on page 7, “Non-GAAP Measures Disclosures.”

Non-GAAP Measures Disclosures
We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
Core operating earnings is defined as GAAP earnings from operations excluding unallocated pension and other postretirement benefit expense. Core operating margin is defined as core operating earnings expressed as a percentage of revenue. Core earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of unallocated pension and other postretirement benefit expense. Unallocated pension and other postretirement benefit expense represents the portion of pension and other post-retirement costs that are not recognized by business segments for segment reporting purposes. Pension costs, comprising service and prior service costs computed in accordance with GAAP are allocated to Commercial Airplanes and BGS businesses supporting commercial customers. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings, core operating margin and core earnings/per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings measures provide investors additional insights into operational performance as they exclude unallocated pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on page 14.
Free Cash Flow
Free cash flow is defined as GAAP operating cash flow without capital expenditures for property, plant and equipment additions. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation between GAAP operating cash flow and free cash flow.
Adoption of ASC 606 and ASC 715
We are adopting Accounting Standards Update Nos. 2014-09, Revenue from Contracts with Customers (ASC 606) and ASU 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (ASC 715) in the first quarter of 2018. The following definition reflects the changes to Non-GAAP measures as a result of the adoption of those standards.
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
Core operating earnings is defined as GAAP earnings from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the FAS pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as core operating earnings expressed as a percentage of revenue. Core earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs, comprising service and prior service costs computed in accordance with GAAP are allocated to Commercial Airplanes and BGS businesses supporting commercial customers. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings, core operating margin and core earnings/per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on pages 17-18.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government; (5) our dependence on U.S. government contracts; (6) our reliance on fixed-price contracts; (7) our reliance on cost-type contracts; (8) uncertainties concerning contracts that include in-orbit incentive payments; (9) our dependence on our subcontractors and suppliers, as well as the availability of raw materials; (10) changes in accounting estimates; (11) changes in the competitive landscape in our markets; (12) our non-U.S. operations, including sales to non-U.S. customers; (13) threats to the security of our or our customers’ information; (14) potential adverse developments in new or pending litigation and/or government investigations; (15) customer and aircraft concentration in our customer financing portfolio; (16) changes in our ability to obtain debt on commercially reasonable terms and at competitive rates; (17) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (18) the adequacy of our insurance coverage to cover significant risk exposures; (19) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (20) work stoppages or other labor disruptions; (21) substantial pension and other postretirement benefit obligations; (22) potential environmental liabilities.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Maurita Sutedja or Ben Hackman (312) 544-2140
Communications:	Allison Bone (312) 544-2002

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Twelve months ended December 31		Three months ended December 31
(Dollars in millions, except per share data)	2017	2016	2017	2016
Sales of products	$83,204	$84,399	$22,720	$20,836
Sales of services	10,188	10,172	2,648	2,450
Total revenues	93,392	94,571	25,368	23,286

Cost of products	(68,365)	(72,713)	(18,509)	(17,596)
Cost of services	(7,631)	(8,018)	(1,901)	(1,855)
Boeing Capital interest expense	(70)	(59)	(17)	(13)
Total costs and expenses	(76,066)	(80,790)	(20,427)	(19,464)
	17,326	13,781	4,941	3,822
Income from operating investments, net	204	303	35	83
General and administrative expense	(4,094)	(3,616)	(1,206)	(999)
Research and development expense, net	(3,179)	(4,627)	(761)	(726)
Gain/(loss) on dispositions, net	21	(7)	21	3
Earnings from operations	10,278	5,834	3,030	2,183
Other income/(loss), net	129	40	35	(1)
Interest and debt expense	(360)	(306)	(93)	(79)
Earnings before income taxes	10,047	5,568	2,972	2,103
Income tax (expense)/benefit	(1,850)	(673)	160	(472)
Net earnings	$8,197	$4,895	$3,132	$1,631

Basic earnings per share	$13.60	$7.70	$5.25	$2.63

Diluted earnings per share	$13.43	$7.61	$5.18	$2.59

Cash dividends paid per share	$5.68	$4.36	$1.42	$1.09

Weighted average diluted shares (millions)	610.7	643.8	605.1	630.3

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	December 31 2017	December 31 2016
Assets
Cash and cash equivalents	$8,813	$8,801
Short-term and other investments	1,179	1,228
Accounts receivable, net	10,516	8,832
Current portion of customer financing, net	309	428
Inventories, net of advances and progress billings	44,344	43,199
Total current assets	65,161	62,488
Customer financing, net	2,740	3,773
Property, plant and equipment, net	12,672	12,807
Goodwill	5,559	5,324
Acquired intangible assets, net	2,573	2,540
Deferred income taxes	341	332
Investments	1,260	1,317
Other assets, net of accumulated amortization of $482 and $497	2,027	1,416
Total assets	$92,333	$89,997
Liabilities and equity
Accounts payable	$12,202	$11,190
Accrued liabilities	15,292	14,691
Advances and billings in excess of related costs	27,440	23,869
Short-term debt and current portion of long-term debt	1,335	384
Total current liabilities	56,269	50,134
Deferred income taxes	1,839	1,338
Accrued retiree health care	5,545	5,916
Accrued pension plan liability, net	16,471	19,943
Other long-term liabilities	2,015	2,221
Long-term debt	9,782	9,568
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	6,804	4,762
Treasury stock, at cost	(43,454)	(36,097)
Retained earnings	45,320	40,714
Accumulated other comprehensive loss	(13,376)	(13,623)
Total shareholders’ equity	355	817
Noncontrolling interests	57	60
Total equity	412	877
Total liabilities and equity	$92,333	$89,997

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Twelve months ended December 31
(Dollars in millions)	2017	2016
Cash flows – operating activities:
Net earnings	$8,197	$4,895
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash items –
Share-based plans expense	202	190
Depreciation and amortization	2,069	1,910
Investment/asset impairment charges, net	113	90
Customer financing valuation expense/(benefit)	2	(7)
(Gain)/loss on dispositions, net	(21)	7
Other charges and credits, net	287	369
Changes in assets and liabilities –
Accounts receivable	(1,821)	112
Inventories, net of advances and progress billings	(1,085)	3,755
Accounts payable	130	622
Accrued liabilities	573	726
Advances and billings in excess of related costs	3,570	(493)
Income taxes receivable, payable and deferred	857	(810)
Other long-term liabilities	94	(68)
Pension and other postretirement plans	(582)	153
Customer financing, net	1,017	(696)
Other	(258)	(256)
Net cash provided by operating activities	13,344	10,499
Cash flows – investing activities:
Property, plant and equipment additions	(1,739)	(2,613)
Property, plant and equipment reductions	92	38
Acquisitions, net of cash acquired	(324)	(297)
Contributions to investments	(3,601)	(1,719)
Proceeds from investments	3,639	1,209
Purchase of distribution rights	(131)
Other	2	2
Net cash used by investing activities	(2,062)	(3,380)
Cash flows – financing activities:
New borrowings	2,077	1,325
Debt repayments	(953)	(1,359)
Repayments of distribution rights and other asset financing		(24)
Stock options exercised	311	321
Employee taxes on certain share-based payment arrangements	(132)	(93)
Common shares repurchased	(9,236)	(7,001)
Dividends paid	(3,417)	(2,756)
Net cash used by financing activities	(11,350)	(9,587)
Effect of exchange rate changes on cash and cash equivalents	80	(33)
Net decrease in cash and cash equivalents	12	(2,501)
Cash and cash equivalents at beginning of year	8,801	11,302
Cash and cash equivalents at end of period	$8,813	$8,801

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Twelve months ended December 31		Three months ended December 31
(Dollars in millions)	2017	2016	2017	2016
Revenues:
Commercial Airplanes	$56,729	$58,012	$15,466	$14,382
Defense, Space & Security	21,057	22,563	5,537	5,282
Global Services	14,639	13,925	4,001	3,417
Boeing Capital	307	298	73	87
Unallocated items, eliminations and other	660	(227)	291	118
Total revenues	$93,392	$94,571	$25,368	$23,286
Earnings from operations:
Commercial Airplanes	$5,432	$1,995	$1,784	$1,191
Defense, Space & Security	2,223	1,966	553	523
Global Services	2,256	2,177	617	568
Boeing Capital	114	59	27	23
Segment operating profit	10,025	6,197	2,981	2,305
Unallocated items, eliminations and other	253	(363)	49	(122)
Earnings from operations	10,278	5,834	3,030	2,183
Other income/(loss), net	129	40	35	(1)
Interest and debt expense	(360)	(306)	(93)	(79)
Earnings before income taxes	10,047	5,568	2,972	2,103
Income tax expense	(1,850)	(673)	160	(472)
Net earnings	$8,197	$4,895	$3,132	$1,631

Research and development expense, net:
Commercial Airplanes	$2,247	$3,706	$492	$554
Defense, Space & Security	834	815	235	149
Global Services	140	153	39	27
Other	(42)	(47)	(5)	(4)
Total research and development expense, net	$3,179	$4,627	$761	$726

Unallocated items, eliminations and other
Share-based plans	($77)	($66)	($10)	($16)
Deferred compensation	(240)	(46)	(66)	(8)
Amortization of previously capitalized interest	(98)	(94)	(26)	(23)
Eliminations and other unallocated items	(640)	(527)	(203)	(194)
Sub-total (included in core operating earnings)	(1,055)	(733)	(305)	(241)
Pension	1,120	217	312	88
Postretirement	188	153	42	31
Total unallocated items, eliminations and other	$253	($363)	$49	($122)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Twelve months ended December 31				Three months ended December 31
Commercial Airplanes	2017		2016		2017	2016
737	529		490		148	122
747	14	(1)	9	(3)	6	1
767	10		13		3	3
777	74		99		16	26
787	136		137		36	33
Total	763		748		209	185
Note: Deliveries under operating lease are identified by parentheses.

Defense, Space & Security
AH-64 Apache (New)	11		31		3	6
AH-64 Apache (Remanufactured)	57		34		14	7
C-17 Globemaster III			4
CH-47 Chinook (New)	9		25		3	8
CH-47 Chinook (Renewed)	35		25		7	2
F-15 Models	16		15		5	4
F/A-18 Models	23		25		5	5
P-8 Models	19		18		5	5
C-40A			1			1
Commercial and Civil Satellites	3		5			2
Military Satellites	1		2		1

Total backlog (Dollars in millions)	December 31 2017	December 31 2016
Commercial Airplanes	$421,345	$413,036
Defense, Space & Security	49,577	44,825
Global Services	17,223	15,631
Total backlog	$488,145	$473,492

Contractual backlog	$470,241	$458,277
Unobligated backlog	17,904	15,215
Total backlog	$488,145	$473,492
Workforce	141,300	150,500

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)

The tables provided below reconcile the non-GAAP financial measures core operating earnings, core operating margin, and core earnings per share with the most directly comparable GAAP financial measures, earnings from operations, operating margin, and diluted earnings per share. See page 7 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Fourth Quarter		Full Year
	2017	2016	2017	2016
Revenues	$25,368	$23,286	$93,392	$94,571

GAAP Earnings From Operations	3,030	2,183	10,278	5,834

Unallocated Pension Income	(312)	(88)	(1,120)	(217)
Unallocated Other Postretirement Benefit Income	(42)	(31)	(188)	(153)
Unallocated Pension and Other Postretirement Benefit Income	(354)	(119)	(1,308)	(370)
Core Operating Earnings (non-GAAP)	$2,676	$2,064	$8,970	$5,464

GAAP Diluted Earnings Per Share	$5.18	$2.59	$13.43	$7.61
Unallocated Pension Income	($0.51)	($0.14)	($1.83)	($0.33)
Unallocated Postretirement Benefit Income	($0.07)	($0.05)	($0.31)	($0.24)
Provision for deferred income taxes on adjustments (1)	$0.20	$0.07	$0.75	$0.20
Core Earnings Per Share (non-GAAP)	$4.80	$2.47	$12.04	$7.24

Weighted Average Diluted Shares (millions)	605.1	630.3	610.7	643.8

(1) The income tax impact is calculated using the tax rate in effect for the non-GAAP adjustments.

The Boeing Company and Subsidiaries
Consolidated Statements of Operations - Restated
(Unaudited)

The Company is adopting two new accounting standards, as previously planned, in the first quarter of 2018, the revenue recognition standard (ASC 606) and the pension and postretirement accounting changes (ASC 715). The restated amounts below reflect the impact of the adoption of ASC 606 and ASC 715.

(Dollars in millions, except per share data)	2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017	2016
Total revenues	$94,005	$24,770	$24,223	$23,051	$21,961	$93,496
Total costs and expenses	(76,612)	(19,881)	(19,956)	(18,702)	(18,073)	(79,026)
	17,393	4,889	4,267	4,349	3,888	14,470
Income from operating investments, net	204	35	49	39	81	303
General and administrative expense	(4,095)	(1,205)	(918)	(1,043)	(929)	(3,613)
Research and development expense, net	(3,179)	(762)	(768)	(813)	(836)	(4,626)
Gain/(loss) on dispositions, net	21	21	—	(2)	2	(7)
Earnings from operations	10,344	2,978	2,630	2,530	2,206	6,527
Other income/(loss), net	123	32	40	25	26	(438)
Interest and debt expense	(360)	(93)	(87)	(93)	(87)	(306)
Earnings before income taxes	10,107	2,917	2,583	2,462	2,145	5,783
Income tax (expense)/benefit	(1,649)	403	(773)	(713)	(566)	(749)
Net earnings	$8,458	$3,320	$1,810	$1,749	$1,579	$5,034

Basic earnings per share	$14.03	$5.57	$3.03	$2.91	$2.57	$7.92

Diluted earnings per share	$13.85	$5.49	$2.99	$2.87	$2.54	$7.83

Cash dividends paid per share	$5.68	$1.42	$1.42	$1.42	$1.42	$4.36

Weighted average diluted shares (millions)	610.7	605.1	606.3	609.6	621.2	643.8

Core earnings per share (non-GAAP)*	$12.33	$5.07	$2.62	$2.49	$2.17	$6.94
* Non-GAAP measures. Complete definitions of Boeing’s non-GAAP measures are on page 7, “Non-GAAP Measures Disclosures.”

The Boeing Company and Subsidiaries
Summary of Business Segment Data - Restated
(Unaudited)

The restated amounts below reflect the impact of the adoption of ASC 606 and ASC 715.

(Dollars in millions)	2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017	2016
Revenues:
Commercial Airplanes	$58,014	$15,388	$15,393	$14,280	$12,953	$59,378
Defense, Space & Security	20,561	5,257	5,050	5,142	5,112	20,180
Global Services	14,581	3,797	3,579	3,552	3,653	13,819
Boeing Capital	307	73	70	72	92	298
Unallocated items, eliminations and other	542	255	131	5	151	(179)
Total revenues	94,005	24,770	24,223	23,051	21,961	93,496
Earnings from operations:
Commercial Airplanes	5,452	1,787	1,513	1,282	870	1,981
Defense, Space & Security	2,193	544	486	614	549	1,678
Global Services	2,246	559	495	569	623	2,159
Boeing Capital	114	27	23	25	39	59
Segment operating profit	10,005	2,917	2,517	2,490	2,081	5,877
Unallocated items, eliminations and other	(1,099)	(328)	(233)	(317)	(221)	(707)
FAS/CAS service cost adjustment	1,438	389	346	357	346	1,357
Earnings from operations	10,344	2,978	2,630	2,530	2,206	6,527
Other income/(loss), net	123	32	40	25	26	(438)
Interest and debt expense	(360)	(93)	(87)	(93)	(87)	(306)
Earnings before income taxes	10,107	2,917	2,583	2,462	2,145	5,783
Income tax (expense)/benefit	(1,649)	403	(773)	(713)	(566)	(749)
Net earnings	$8,458	$3,320	$1,810	$1,749	$1,579	$5,034

Additional information:

Unallocated items, eliminations and other:
Share-based plans	($77)	($10)	($21)	($25)	($21)	($66)
Deferred compensation	(240)	(66)	(78)	(46)	(50)	(46)
Amortization of previously capitalized interest	(96)	(28)	(22)	(22)	(24)	(106)
Eliminations and other unallocated items	(686)	(224)	(112)	(224)	(126)	(489)
Unallocated items, eliminations and other	($1,099)	($328)	($233)	($317)	($221)	($707)

FAS/CAS service cost adjustment:
Pension	$1,127	$316	$271	$278	$262	$1,029
Postretirement	311	73	75	79	84	328
FAS/CAS service cost adjustment	$1,438	$389	$346	$357	$346	$1,357

Other income/(loss), net:
Other income	$129	$35	$45	$27	$22	$40
Non-operating pension expense	117	29	26	28	34	(327)
Non-operating postretirement expense	(123)	(32)	(31)	(30)	(30)	(151)
Other income/(loss), net	$123	$32	$40	$25	$26	($438)

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures - Restated
(Unaudited)

The tables provided below reconcile the non-GAAP financial measures core operating earnings, core operating margin, and core earnings per share with the most directly comparable GAAP financial measures, earnings from operations, operating margin, and diluted earnings per share as restated after the adoption of ASC 606 and ASC 715. See page 7 of this release for additional information on the use of these non-GAAP financial measures.

	Guidance		Full Year		Full Year
(Dollars in millions, except per share data)	2018		2017		2016
	$ millions	Per Share	$ millions	Per Share	$ millions	Per Share
Revenues			$94,005		$93,496
Earnings from operations (GAAP)			10,344		6,527
Operating margins			11.0%		7.0%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment(1)			(1,127)		(1,029)
Postretirement FAS/CAS service cost adjustment(1)			(311)		(328)
FAS/CAS service cost adjustment	~($1,395)		($1,438)		($1,357)
Core operating earnings (non-GAAP)			8,906		5,170
Core operating margins (non-GAAP)			9.5%		5.5%

Diluted earnings per share (GAAP)		$15.90 - 16.10		$13.85		$7.83
Pension FAS/CAS service cost adjustment(1)	~($1,395)		($1,127)	($1.84)	($1,029)	($1.60)
Postretirement FAS/CAS service cost adjustment(1)			(311)	($0.51)	(328)	($0.51)
Non-operating pension expense(1)	~($170)		(117)	($0.19)	327	$0.51
Non-operating postretirement expense(1)			123	$0.20	151	$0.23
Provision for deferred income taxes on adjustments(2)			501	$0.82	308	$0.48
Subtotal of adjustments		($2.10)	($931)	($1.52)	($571)	($0.89)
Core earnings per share (non-GAAP)		$13.80 - 14.00		$12.33		$6.94

Weighted average diluted shares (in millions)	585 - 590			610.7		643.8

(1)	Prior to the implementation of ASC 715, these categories were previously called unallocated pension and postretirement expenses.

(2)	The income tax impact is calculated using the tax rate in effect for non-GAAP adjustments.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures - Restated
(Unaudited)

The tables provided below reconcile the non-GAAP financial measures core operating earnings, core operating margin, and core earnings per share with the most directly comparable GAAP financial measures, earnings from operations, operating margin, and diluted earnings per share as restated after the adoption of ASC 606 and ASC 715. See page 7 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Q4 2017		Q3 2017		Q2 2017		Q1 2017
	$ millions	Per Share	$ millions	Per Share	$ millions	Per Share	$ millions	Per Share
Revenues	$24,770		$24,223		$23,051		$21,961
Earnings from operations (GAAP)	2,978		2,630		2,530		2,206
Operating margins	12.0%		10.9%		11.0%		10.0%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment(1)	(316)		(271)		(278)		(262)
Postretirement FAS/CAS service cost adjustment(1)	(73)		(75)		(79)		(84)
FAS/CAS service cost adjustment	(389)		(346)		(357)		(346)
Core operating earnings (non-GAAP)	$2,589		$2,284		$2,173		$1,860
Core operating margins (non-GAAP)	10.5%		9.4%		9.4%		8.5%

Diluted earnings per share (GAAP)		$5.49		$2.99		$2.87		$2.54
Pension FAS/CAS service cost adjustment(1)	($316)	(0.52)	($271)	(0.45)	($278)	(0.46)	($262)	(0.42)
Postretirement FAS/CAS service cost adjustment(1)	(73)	(0.12)	(75)	(0.12)	(79)	(0.13)	(84)	(0.14)
Non-operating pension expense(1)	(29)	(0.05)	(26)	(0.05)	(28)	(0.05)	(34)	(0.06)
Non-operating postretirement expense(1)	32	0.05	31	0.05	30	0.05	30	0.05
Provision for deferred income taxes on adjustments(2)	135	0.22	119	0.20	125	0.21	122	0.20
Subtotal of adjustments	(251)	($0.42)	(222)	($0.37)	($230)	($0.38)	($228)	($0.37)
Core earnings per share (non-GAAP)		$5.07	(3)	$2.62		$2.49		$2.17

Weighted average diluted shares (in millions)		605.1		606.3		609.6		621.2

(1)	Prior to the implementation of ASC 715, these categories were previously called unallocated pension and postretirement expenses.

(2)	The income tax impact is calculated using the tax rate in effect for non-GAAP adjustments.

(3)	Includes $2.10 per share related to the Tax Cuts and Jobs Act enacted into law in December 2017.